UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

BlueRiver Acquisition Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

BlueRiver Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39961	98-1577027
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 West Nottingham Drive, Suite 400 San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 832 3305

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of a redeemable Warrant to acquire one Class A ordinary share	BLUA.U	NYSE American LLC
Class A ordinary share, par value $0.0001 per share	BLUA	NYSE American LLC
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	BLUA.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On January 17, 2024, BlueRiver Acquisition Corp. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) for the solicitation of proxies in connection with the Company’s upcoming Extraordinary General Meeting, which is scheduled to take place at 11:30 a.m. Eastern Time on Friday, February 2, 2024 (the “Meeting”).

On January 26, 2024, the Company published (and subsequently distributed to its shareholders) supplemental proxy materials (the “First Supplement”) to its Proxy Statement for the Meeting to reflect that (i) the Company’s insiders or their affiliates or designees must deposit $0.02 into the trust account for each Class A ordinary shares sold in the Company’s initial public offering (the “Public Share”) that has not been redeemed in accordance with the terms of the Company’s amended and restated memorandum and articles of association (or an aggregate of $37,458.56 if there are no redemptions) for each one month extension from February 2, 2024 (the “Original Termination Date”), or an aggregate of $224,751.36, if the Original Termination Date is extended to August 2, 2024 (the “Extended Date”), and (ii) the date of the Meeting will be rescheduled to 11:30 a.m. E.T. on February 2, 2024.

The Company hereby announces that it has increased the amount that must be deposited to $0.025 into the trust account for each Public Share that has not been redeemed in accordance with the terms of the Company’s amended and restated memorandum and articles of association (or an aggregate of $46,823.20 if there are no redemptions) for each one month extension of the Original Termination Date, or an aggregate of $280,939.20 (if there are no redemptions), if the Original Termination Date is extended to the Extended Date.

The amount of cash in the Trust Account as of January 31, 2024, was approximately $20,259,645 Accordingly, the per-share pro rata portion of the Trust Account as of January 31, 2024 was approximately $10.8171 per Public Share.

The foregoing information further supplements the Company’s Proxy Statement and First Supplement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueRiver Acquisition Corp.

By:	/s/ John Gregg
Name:	John Gregg
Title:	Co-Chief Executive Officer

Dated: February 1, 2024

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